EXHIBIT 4(i)


THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE SECURITIES LAWS. THIS DEBENTURE MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OF THE DEBENTURE UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR UPON SATISFACTION BY THE ISSUER HEREOF THAT SUCH REGISTRATION IS NOT REQUIRED AS TO SUCH SALE OR OFFER.

THIS DEBENTURE IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT (AS FROM TIME TO TIME AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED), DATED AS OF NOVEMBER 21, 1996, BY AND BETWEEN HSBC BUSINESS LOANS, INC., HOLDER, AND THE OTHER PARTIES NAMED THEREIN.

                         SUBORDINATED SECURED DEBENTURE

$700,000                                                       November 21, 1996

     FOR VALUE RECEIVED, the undersigned, PICO PRODUCTS, INC., a New York corporation ("Parent"), PICO MACOM, INC., a Delaware corporation ("PMI"), a PICO MACOM TAIWAN CO., LTD., a Taiwan corporation ("Taiwan"), PICO (ST. KITTS) LTD., a St. Christopher and Nevis corporation ("St. Kitts"), PICO (BERMUDA) LTD., a Bermuda corporation ("Bermuda"), PICO PRODUCTS ASIA LIMITED, a Hong Kong corporation ("Asia") and PICOMACOM PRODUTOS DE TELECOMMUNICACAO LTDA., a Brazil limited liability company ("Brazil") (collectively, Parent, PMI, Taiwan, St. Kitts, Bermuda, Asia and Brazil shall be referred to herein as the "Borrowers"), jointly and severally promise to pay ALLIED CAPITAL CORPORATION, a Maryland corporation (the "Holder") or its registered assigns the principal sum of SEVEN HUNDRED THOUSAND AND 00/100 DOLLARS ($700,000), together with interest thereon as set forth below, at its offices or such other place as the Holder may designate in writing.

     1. INVESTMENT AGREEMENT. This Subordinated Secured Debenture (the "Debenture") is one of four subordinated secured debentures to be executed and delivered by the Borrowers in connection with an investment (the "Investment") being made by the Holder and three affiliates of the Holder in the Borrowers in the aggregate original principal amount of Five Million Dollars ($5,000,000) pursuant to the terms and conditions of an Investment Agreement between the Borrowers, the Holder and certain other parties, dated of even date herewith (the "Investment Agreement"). This Subordinated Secured Debenture and the other three subordinated secured debentures evidencing the Investment (collectively, the "Other Debentures") are each subject to the terms and conditions of the Investment Agreement. A copy of the Investment Agreement may be examined during normal business hours at the Parent's offices. Any capitalized term used herein and not otherwise defined herein shall have the meaning given to it in the Investment Agreement.

     2.  INTEREST RATE PROVISIONS.

          2.1 INITIAL INTEREST RATE. Except as provided in Section 2.2, from the date hereof and thereafter until repayment of this Debenture, interest shall accrue hereunder at the rate of twelve percent (12%) per annum (the "Initial Interest Rate"). Interest shall be calculated on the basis of a 360-day year and shall be computed for each payment period on the principal balance for the actual number of days outstanding.

          2.2 DEFAULT INTEREST RATE. Upon the occurrence of a Non-Payment Event, as defined below, interest shall accrue and be payable hereunder at the rate of fifteen percent (15%) per annum (the "Default Interest Rate") until the earlier of repayment or the curing of such Non-Payment Event. A Non-Payment Event shall be deemed to have occurred under this Debenture if any installment payments due under the terms of this Debenture or any of the Other Debentures are not received by the Holder on or before that date which is 10 days following the due date thereof, or if any default interest or other sums payable to Holder hereunder, under the terms of the Other Debentures, under the terms of the Investment Agreement, or under the terms of any of the Security Documents are not paid on or before that date which is 10 days following the due date thereof.

     3.  PAYMENT PROVISIONS.

          3.1 INTEREST PAYMENTS. Commencing on December 1, 1996 and continuing on the first day of each calendar month thereafter up to and including
November 1, 2003, the Borrowers shall pay to Holder monthly installments of interest only at the Initial Interest Rate on the principal balance of this Debenture then outstanding.

          3.2  PRINCIPAL PAYMENTS; MATURITY DATE.

               A. On each of November 21, 2000 and November 21, 2001, the Borrowers shall pay to Holder an installment in the amount of Seventy Thousand and 00/100 Dollars ($70,000).

               B. On November 21, 2002, the Borrowers shall pay to Holder an installment in the amount of One Hundred Forty Thousand and 00/100 Dollars ($140,000).

               C. The entire unpaid principal balance of this Debenture, together with all accrued, but unpaid interest, and all other sums owed hereunder shall be due and payable in full without further notice or demand on that date (the "Maturity Date") which is seven years from the date hereof.

          3.3 PREPAYMENTS; APPLICATION OF PAYMENTS. The Borrowers may prepay this Debenture in whole or in part at any time without premium or penalty. All prepayments shall be applied as follows: (a) first, to accrued, but unpaid, interest; and (b) second, to principal installments, in inverse order of maturity.

          3.4 DUE ON SALE. The entire indebtedness hereunder shall become due and payable upon the earlier of the Maturity Date or the "Transfer of the Business", as defined in the Investment Agreement.

     4. COLLATERAL. Pursuant to the terms and conditions of the Investment Agreement and of the various Security Documents, this Debenture is secured by perfected liens and security interests in favor of the Holder and the holders of the Other Debentures in and to certain Collateral.

     5. SUBORDINATION. The indebtedness represented by this Debenture is subordinate to the Senior Debt of the Borrowers in accordance with the terms of the Investment Agreement and the Senior Loan Subordination Agreement.

     6. ASSIGNMENT. This Debenture and the obligations hereunder may not be assigned by any Borrower without the prior written consent of Holder. Holder may freely assign all or any portion of its right, title and interest in and to the Debenture.

     7. JOINT AND SEVERAL LIABILITY. If more than one party signs this instrument, then all signatories shall be jointly and severally liable hereunder.

     8. DEFAULT AND REMEDIES. The occurrence of an Event of Default under the Investment Agreement shall constitute a default hereunder and shall entitle the Holder to exercise the rights and remedies specified in the Investment Agreement and the various Security Documents, as well as those available at law or in equity. These rights and remedies include, but are not limited to, the right of the Holder to accelerate the maturity of this Debenture and all other Obligations (as defined in the Investment Agreement) and to sell or otherwise dispose of any or all of the Collateral by public or private sale.

     9. WAIVERS. Each Borrower hereby waives presentment, demand, protest, or further notice of any kind (except such notices as may be specifically required by the express terms of the Investment Agreement).

     10. CONFESSION OF JUDGMENT. IN ADDITION TO ALL OTHER RIGHTS AND REMEDIES AFFORDED HOLDER HEREUNDER AND UNDER THE INVESTMENT AGREEMENT AND SECURITY DOCUMENTS, EACH BORROWER HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY, OR THE CLERK OF ANY COURT IN THE STATE OF MARYLAND, TO APPEAR FOR SUCH BORROWER AT ANY TIME FOLLOWING THE OCCURRENCE OF A DEFAULT UNDER THE INVESTMENT AGREEMENT, IN ANY SUCH COURT IN AN APPROPRIATE ACTION THERE OR ELSEWHERE BROUGHT OR TO BE BROUGHT AGAINST ANY BORROWER BY HOLDER ON THIS NOTE, WITH OR WITHOUT DECLARATIONS FILED, AS OF ANY TERMS OR TIME OF COURT THERE OR

ELSEWHERE TO BE HELD AND THEREIN TO CONFESS OR ENTER JUDGMENT AGAINST SUCH BORROWER FOR ALL SUMS DUE BY SUCH BORROWER TO HOLDER UNDER THIS NOTE AND THE INVESTMENT AGREEMENT, TOGETHER WITH THE COSTS OF SUIT AND ATTORNEYS' FEES EQUAL TO FIFTEEN PERCENT (15%) OF THE OUTSTANDING BALANCE, AND FOR SO DOING, THIS NOTE OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT. EACH BORROWER ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THE INVESTMENT AGREEMENT AND THIS NOTE AND THE MEANING AND SIGNIFICANCE OF THE CONFESSION OF JUDGMENT CONTAINED IN THIS PARAGRAPH HAS BEEN EXPLAINED TO SUCH BORROWER BY SUCH COUNSEL.

     11. CONTROLLING LAW. This Debenture and all matters related hereto shall be governed, construed and interpreted strictly in accordance with the laws of the State of Maryland, without regard to its principles of conflicts of law.

     12. PURPOSE OF INVESTMENT. Each Borrower represents and warrants that this Debenture evidences an investment made in the Borrowers for the purpose of carrying on a business or commercial enterprise pursuant to Section 12-103(e) of the Commercial Law Article, Annotated Code of Maryland, as amended.

     13. NO USURY. This Debenture is subject to the express condition that at no time shall any Borrower be obligated or required to pay interest hereunder at a rate which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum rate which such Borrower is permitted by law to contract or agree to pay. If, by the terms of this Debenture, such Borrower is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the rate of interest under this Debenture shall be deemed to be immediately reduced to such maximum rate, and interest payable hereunder shall be computed at such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Debenture.

     IN WITNESS WHEREOF, the undersigned has caused this Debenture to be executed and its seal affixed on the day and year first above written.

ATTEST:                            PICO PRODUCTS, INC.
                                   a New York corporation



By: /s/ Joseph T. Kingsley                   By: /s/ Everett Keech        (SEAL)
   ------------------------------------         --------------------------
Joseph T. Kingsley, Assistant Secretary      Everett Keech,
                                             Chief Executive Officer

ATTEST:                                 PICO MACOM, INC.
                                        a Delaware corporation


By: /s/ Joseph T. Kingsley              By: /s/ Everett Keech             (SEAL)
   ------------------------------          -------------------------------
Joseph T. Kingsley, Secretary           Everett Keech, President


                                        PICO MACOM TAIWAN CO., LTD.
                                        a Taiwan corporation


By: /s/ Joseph T. Kingsley              By: /s/ Everett Keech             (SEAL)
   ------------------------------          -------------------------------
Joseph T. Kingsley, Secretary           Everett Keech, President


                                        PICO (ST. KITTS) LTD.
                                        a St. Christopher and Nevis corporation


By: /s/ Joseph T. Kingsley              By: /s/ Everett Keech             (SEAL)
   ------------------------------          -------------------------------
Joseph T. Kingsley, Secretary           Everett Keech, President


                                        PICO (BERMUDA) LTD.
                                        a Bermuda corporation


By: /s/ Joseph T. Kingsley              By: /s/ Everett Keech             (SEAL)
   ------------------------------          -------------------------------
Joseph T. Kingsley, Secretary           Everett Keech, President


                                        PICO PRODUCTS ASIA LIMITED
                                        a Hong Kong corporation


By: /s/ Joseph T. Kingsley              By: /s/ Everett Keech             (SEAL)
   ------------------------------          -------------------------------

Joseph T. Kingsley, Secretary           Everett Keech, President
                                        PICOMACOM PRODUTOS DE
                                        TELECOMMUNICACAO LTDA.
                                        a Brazil limited liability company


By: /s/ Joseph T. Kingsley              By: /s/ Everett Keech             (SEAL)
   ------------------------------          -------------------------------
Joseph T. Kingsley, Secretary           Everett Keech, President